Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated November 11, 2008, with respect to the financial statements of Skinny’s, Inc. and the combined financial statements of Alon Brands, Inc. and affiliates contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
Dallas, Texas
November 11, 2008